Exhibit 99.1
For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com
Volterra Reports Third Quarter 2006 Financial Results
FREMONT, Calif., October 23, 2006 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its third quarter ended September 30, 2006.
Net revenue for the third quarter of 2006 was $20.1 million, a 61% increase over net revenue of $12.5 million for the third quarter of 2005, and a 14% increase over net revenue of $17.6 million for the second quarter of 2006. Net income was $1.8 million, or $0.07 per share (diluted), for the third quarter of 2006, compared with net income of $0.6 million, or $0.02 per share (diluted), for the third quarter of 2005 and net income of $1.2 million, or $0.05 per share (diluted), for the second quarter of 2006.
Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $2.9 million, or $0.11 per share (diluted), for the third quarter of 2006, compared to non-GAAP net income of $0.7 million, or $0.03 per share (diluted), for the third quarter of 2005 and non-GAAP net income of $2.2 million, or $0.09 per share (diluted), for the second quarter of 2006.
“We continue to be pleased with the Company’s performance and financial results in the third quarter, with both revenue and earnings in line with the guidance we gave in July,” said Volterra President and CEO Jeff Staszak. “For the third consecutive quarter, we have experienced record sales, driven by continued strength in the server and storage market where our customer’s new product ramps continue to grow. As this ramp continues, we believe that we can continue to achieve strong revenue growth for the remainder of the year.”
Earnings Conference Call
Volterra will be conducting a conference call today at 5:30 p.m. (Eastern). To access the conference call, investors can dial 800-218-0530 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial 303-262-2137. Investors should reference Volterra or reservation number 11073594#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com/.
A digital replay of the conference call will be available until midnight on Monday, October 30, 2006. To access the replay, investors should dial 800-405-2236 or 303-590-3000 and enter reservation number 11073594#. A webcast of the conference call also will be available from the

Investors section of the Company’s website at: www.volterra.com, until midnight on Monday, November 20, 2006.
About Volterra Semiconductor Corporation
Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com/.
Non-GAAP Financial Measures
Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Volterra uses calculations of (i) non-GAAP net income, which represents net income excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; (ii) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; (iii) non-GAAP operating margin, which represents income from operations excluding the effect of stock-based compensation expense and special items such as restructuring charges, as a percentage of revenue and (iv) non-GAAP gross margin, which represents gross margin excluding the effect of stock-based compensation expense, as a percent of revenue. Volterra’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing performance as a business and Volterra therefore uses both GAAP and non-GAAP reporting internally to evaluate and manage Volterra’s operations.
Volterra has chosen to provide this information to investors to enable them to perform considerations of operating results in a manner similar to how the Company analyzes its operating results. However, Volterra’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Volterra presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Volterra’s operating results and financial condition in a manner that focuses on what management believes to be Volterra’s ongoing business operations. Management also believes that the inclusion of the non-GAAP net income, basic and diluted net income per share, and operating margin provide consistency and comparability with similar companies in Volterra’s industry. Investors should note, however, that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of

GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Forward-Looking Statements:
This press release regarding financial results for the quarter ended September 30, 2006 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Volterra may not be able to maintain revenue growth or gross margin levels; risks that Volterra’s new products may not be able to be completed in a timely fashion or gain market acceptance; dependence on a limited number of products; risks that one or more of Volterra’s concentrated group of customers may reduce demand or price for Volterra’s products or a particular product; risks that Volterra may not be able to manage its growth; risks with managing its small number of distributors; intellectual property litigation risk; the semiconductor industry’s cyclical nature; the seasonality in our business; geographic concentration of foundries, assembly and test facilities and customers in the Pacific Rim, subjecting Volterra to risks of natural disasters, epidemics and political unrest; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-Q filed on August 9, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Net revenue	$20,113	$12,509	$53,345	$40,325
Cost of revenue*	9,678	5,885	26,222	17,643

Gross margin	10,435	6,624	27,123	22,682
Operating expenses:
Research and development*	6,122	4,031	17,266	11,666
Selling, general and administrative*	2,921	2,035	8,328	6,840

Total operating expenses	9,043	6,066	25,594	18,506

Income from operations	1,392	558	1,529	4,176

Interest and other income	541	331	1,509	872
Interest and other expense	(13)	(4)	(52)	(13)

Income before income taxes	1,920	885	2,986	5,035
Income tax expense / (benefit)	158	247	(537)	957

Net income	$1,762	$638	$3,523	$4,078

Basic net income per share	$0.07	$0.03	$0.15	$0.17

Shares used in computing basic net income per share	24,171	23,675	24,013	23,538

Diluted net income per share	$0.07	$0.02	$0.13	$0.16

Shares used in computing diluted net income per share	26,001	26,159	26,122	26,189

* Includes stock-based compensation expense as follows:
Cost of revenue	$79	$7	$212	$22
Research and development	454	11	1,686	98
Selling, general and administrative	516	82	1,280	244

Total stock-based compensation expense	$1,049	$100	$3,178	$364

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

		Three Months Ended
	September 30, 2006
	GAAP	Adjustments	Non-GAAP
Net revenue	$20,113	—	$20,113
Cost of revenue	9,678	(79)	9,599

Gross margin	10,435	79	10,514
Gross margin %	52%	—	52%
Operating expenses:
Research and development	6,122	(454)	5,668
Selling, general and administrative	2,921	(516)	2,405

Total operating expenses	9,043	(970)	8,073

Income from operations	1,392	1,049	2,441
Operating margin %	7%	5%	12%

Interest and other, net	528	—	528
Income tax expense	(158)	99	(59)

Net income	$1,762	$1,148	$2,910

Basic net income per share	$0.07	$0.05	$0.12

Shares used in computing basic net income per share	24,171	24,171	24,171

Diluted net income per share	$0.07	$0.04	$0.11

Shares used in computing diluted net income per share	26,001	26,001	26,001

		Three Months Ended
	September 30, 2005
	GAAP	Adjustments	Non-GAAP
Net revenue	$12,509	—	$12,509
Cost of revenue	5,885	(7)	5,878

Gross margin	6,624	7	6,631
Gross margin %	53%	—	53%
Operating expenses:
Research and development	4,031	(11)	4,020
Selling, general and administrative	2,035	(82)	1,953

Total operating expenses	6,066	(93)	5,973

Income from operations	558	100	658
Operating margin %	4%	1%	5%

Interest and other income	327	—	327
Income tax expense	(247)	—	(247)

Net income	$638	$100	$738

Basic net income per share	$0.03	$—	$0.03

Shares used in computing basic net income per share	23,675	23,675	23,675

Diluted net income per share	$0.02	$—	$0.03

Shares used in computing diluted net income per share	26,159	26,159	26,159

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2006	2005
	(Unaudited)	(Audited)
Assets

Current assets:
Cash and cash equivalents	$36,954	$32,955
Short-term investments	9,947	14,952
Accounts receivable, net	13,247	8,711
Inventory	9,419	4,283
Prepaid expenses and other current assets	1,244	1,091

Total current assets	70,811	61,992
Property and equipment, net	4,220	3,477
Other assets	70	34

Total assets	$75,101	$65,503

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,327	$4,267
Accrued liabilities	3,594	3,476

Total current liabilities	8,921	7,743
Commitments
Stockholders’ equity:
Common stock	26	24
Additional paid-in capital	100,933	96,227
Deferred stock-based compensation	—	(189)
Accumulated deficit	(34,779)	(38,302)

Total stockholders’ equity	66,180	57,760

Total liabilities and stockholders’ equity	$75,101	$65,503